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Sean Mahoney
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FOR IMMEDIATE RELEASE

DIAMONDROCK HOSPITALITY COMPANY REPORTS SECOND QUARTER 2015 RESULTS AND INCREASES FULL YEAR GUIDANCE TO REFLECT KEY WEST ACQUISITION
BETHESDA, Maryland, Friday, August 7, 2015 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH), a lodging-focused real estate investment trust that owns a portfolio of 29 premium hotels in the United States, today announced results of operations for the quarter ended June 30, 2015.

Second Quarter 2015 Highlights

•	Pro Forma RevPAR: Pro Forma RevPAR was $184.50, an increase of 6.0% from the comparable period of 2014 and a new record for the Company.

•	Pro Forma Hotel Adjusted EBITDA Margin: Pro Forma Hotel Adjusted EBITDA margin was 34.56%, an increase of 166 basis points from 2014.

•	Pro Forma Hotel Adjusted EBITDA: Pro Forma Hotel Adjusted EBITDA was $85.4 million, an increase of 11.3% from 2014.

•	Adjusted EBITDA: Adjusted EBITDA was $81.1 million, an increase of 14.3% from 2014.

•	Adjusted FFO: Adjusted FFO was $61.5 million and Adjusted FFO per diluted share was $0.31.

•	Key West Acquisition: The Company acquired the 184-suite Sheraton Suites Key West for $94.0 million on June 30, 2015.

•
Financing Activity: The Company refinanced the Renaissance Worthington in April 2015 with a new 10-year $85.0 million mortgage loan that bears interest at a fixed rate of 3.66%. The Company also repaid the $56.2 million mortgage loan secured by the Frenchman's Reef & Morning Star Marriott Beach Resort in May 2015.

•	Dividends: The Company declared a dividend of $0.125 per share during the second quarter, which was paid on July 14, 2015.
Recent Developments

•	Hotel Refinancing: The Company refinanced the JW Marriott Denver at Cherry Creek in July 2015 with a new 10-year $65 million mortgage loan bearing interest at a fixed rate of 4.33%.

Mark W. Brugger, President and Chief Executive Officer of DiamondRock Hospitality Company, stated, “Our second quarter results were strong and consistent with our expectations. We were particularly pleased that our RevPAR growth exceeded the upper upscale industry average and that we achieved a record profit margin for the Company as result of our focused asset management initiatives. Additionally, the execution of our external growth strategy also drove shareholder value with an accretive acquisition in Key West, the highest RevPAR market in the United States.”

Operating Results
Discussions of “Pro Forma” assumes the Company owned each of its 29 hotels since January 1, 2014 but excludes the Hilton Garden Inn Times Square Central, since the hotel opened for business on September 1, 2014. Please see “Certain Definitions” and “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDA,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO.”

For the quarter ended June 30, 2015, the Company reported the following:

	Second Quarter
	2015	2014	Change
Pro Forma ADR	$220.97	$209.21	5.6%
Pro Forma Occupancy	83.5%	83.1%	0.4 percentage points
Pro Forma RevPAR	$184.50	$174.13	6.0%
Pro Forma Hotel Adjusted EBITDA Margin	34.56%	32.90%	166 basis points
Adjusted EBITDA	$81.1 million	$70.9 million	$10.2 million
Adjusted FFO	$61.5 million	$51.9 million	$9.6 million
Adjusted FFO per diluted share	$0.31	$0.26	$0.05

For the six months ended June 30, 2015, the Company reported the following:

	Year To Date
	2015	2014	Change
Pro Forma ADR	$212.01	$201.92	5.0%
Pro Forma Occupancy	79.8%	78.4%	1.4 percentage points
Pro Forma RevPAR	$169.09	$158.26	6.8%
Pro Forma Hotel Adjusted EBITDA Margin	30.67%	29.13%	154 basis points
Adjusted EBITDA	$129.6 million	$108.2 million	$21.4 million
Adjusted FFO	$99.2 million	$81.4 million	$17.8 million
Adjusted FFO per diluted share	$0.49	$0.41	$0.08

Key West Hotel Acquisition
The Company acquired the 184-suite Sheraton Suites Key West, located in Key West, Florida for $94.0 million on June 30, 2015. The purchase price represents a 12.8 multiple on forecasted 2015 Hotel Adjusted EBITDA. The hotel will continue to be managed by Ocean Properties, a leading third party manager that operates six hotels in Key West. The Company believes that there is upside in its investment by repositioning the Hotel over the next year into an all-suites, independent, boutique resort. The Company expects to improve the hotel's profit margins by approximately 500 basis points and expects the hotel to generate approximately $9.5 to $10.0 million of annual Hotel Adjusted EBITDA upon stabilization as an independent hotel.
Hotel Financing Activity
In April 2015, the Company refinanced the Renaissance Worthington with a new $85.0 million mortgage loan. The new loan has a term of 10 years and a fixed interest rate of 3.66%. The new loan is interest-only for the first two years after which principal will amortize on a 30-year schedule. The hotel was previously encumbered by a $52.6 million mortgage loan bearing interest at a fixed rate of 5.4%.

In May 2015, the Company repaid the mortgage loan secured by the Frenchman's Reef & Morning Star Marriott Beach Resort. The loan had an outstanding principal balance of $56.2 million and a fixed interest rate of 5.44%.
In July 2015, the Company refinanced the JW Marriott Denver at Cherry Creek with a new $65.0 million mortgage loan. The new loan has a term of 10 years and a fixed interest rate of 4.33%. The new loan is interest-only for the first year after which principal will amortize on a 30-year schedule. The hotel was previously encumbered by a $38.1 million mortgage loan bearing interest at a fixed rate of 6.47%.
Westin Boston Expansion Option Update
In connection with the 2007 acquisition of the Westin Boston Waterfront Hotel, the Company assumed an option to acquire a leasehold interest in a parcel of land adjacent to the hotel with development rights to expand the hotel. During the quarter ended June 30, 2015, the Company decided not to exercise this option. As a result, the Company recorded a non-cash impairment charge of approximately $9.6 million, which represented a write-off of the favorable lease asset and other assets related to the option.

Capital Expenditures

The Company spent approximately $32.2 million on capital improvements during the six months ended June 30, 2015, primarily related to the addition of 41 rooms at the Hilton Boston Downtown and the first phase of guest room renovation at the Chicago Marriott Downtown.

The Company continues to expect to spend approximately $85 million on capital improvements at its hotels in 2015. Significant projects include the following:

•
Hilton Boston Downtown: The Company completed a return on investment project at the hotel to create an incremental 41 guest rooms and upgrade additional guest rooms, which created over 90 premium rooms.

•
Chicago Marriott Downtown: The Company commenced a multi-year guest room renovation at the hotel. Marriott is contributing to the cost of the renovation through an amendment to the hotel's management agreement to reduce management fees for the remaining term of the agreement. The amendment is expected to reduce management fees by approximately $1.8 million in 2015. The first phase of the guest room renovation, which consisted of 140 rooms, including all 25 suites, was successfully completed during the first quarter of 2015. The Company also added Marriott's new prototype F&B grab-and-go outlet in the hotel's lobby. The second phase of the guest room renovation will be completed during the seasonally slow winter months over the next three years and is not expected to result in material disruption.

•	The Lodge at Sonoma: The Company expects to renovate the guest rooms at the hotel during the seasonally slow winter months of late 2015 and early 2016.

•
Luxury Collection Hotel Chicago: The Company is rebranding the hotel currently known as the Conrad Chicago to Starwood's Luxury Collection during the third quarter. The renovation work associated with the brand conversion will take place over the next two seasonally slow winter seasons. The Company is currently finalizing the cost estimate of this project.

Balance Sheet
As of June 30, 2015, the Company had $84.1 million of unrestricted cash on hand and approximately $1.1 billion of total debt, which consisted of property-specific mortgage debt and $90.0 million outstanding on the Company's $200.0 million senior unsecured credit facility. Subsequent to June 30, 2015, the Company repaid $50.0 million of borrowings and currently has $40.0 million outstanding on its senior unsecured credit facility.

ATM Equity Offering Program

The Company did not sell any shares under its $200 million at-the-market ("ATM") equity offering program during the second quarter. The Company currently has $128.3 million remaining under the ATM program.

Dividends

The Company’s Board of Directors declared a quarterly dividend of $0.125 per share to stockholders of record as of June 30, 2015. The dividend was paid on July 14, 2015.

Outlook and Guidance
The Company has provided full year and third quarter guidance for 2015, but does not undertake to update it for any developments in its business.  Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission.  Pro Forma RevPAR and Pro Forma Hotel Adjusted EBITDA margin growth assume that all of the Company's 29 hotels were owned since January 1, 2014 but excludes the Hilton Garden Inn Times Square Central until September 1, 2015, since the hotel opened on September 1, 2014.

The Company is increasing its full year 2015 guidance to incorporate the acquisition of Sheraton Suites Key West, as follows:

	Previous Guidance		Current Guidance
Metric	Low End	High End	Low End	High End

Pro Forma RevPAR Growth	6 percent	7 percent	6 percent	7 percent
Pro Forma Hotel Adjusted EBITDA Margin Growth	100 basis points	150 basis points	125 basis points	175 basis points
Adjusted EBITDA	$264 million	$274 million	$266.5 million	$276.5 million
Adjusted FFO	$201 million	$206 million	$202 million	$208 million
Adjusted FFO per share (based on 201.2 million shares)	$1.00 per share	$1.02 per share	$1.00 per share	$1.03 per share

In addition, the Company expects income tax expense of $11.4 million to $15.4 million, interest expense of approximately $53 million and corporate expenses of approximately $24 million for the full year 2015.

The Company expects the following for the third quarter of 2015:

•	Pro Forma RevPAR growth of 3 percent to 5 percent;

•	Adjusted EBITDA to range from 26 percent to 26.5 percent of full year 2015 Adjusted EBITDA; and

•
Income tax expense of $2.5 million to $3.5 million, which assumes the Company receives the extension of the income tax agreement with the U.S. Virgin Islands related to the Frenchman's Reef & Morning Star Marriott Beach Resort during the third quarter.

The following table is presented to provide investors with selected quarterly Pro Forma operating information for 2014. The operating information assumes that all of the Company's 29 hotels were owned since January 1, 2014, with the exception of the Hilton Garden Inn Times Square Central, which opened for business on September 1, 2014.

	Quarter 1, 2014	Quarter 2, 2014	Quarter 3, 2014	Quarter 4, 2014	Full Year 2014
ADR	$193.57	$209.21	$207.26	$215.08	$206.58
Occupancy	73.5%	83.1%	83.5%	75.9%	79.0%
RevPAR	$142.22	$174.13	$173.07	$163.21	$163.26
Revenues (in thousands)	$196,962	$233,298	$227,547	$224,153	$881,960
Hotel Adjusted EBITDA (in thousands)	$48,562	$76,755	$70,771	$67,535	$263,623
% of full Year	18.4%	29.1%	26.8%	25.7%	100.0%
Hotel Adjusted EBITDA Margin	24.66%	32.90%	31.10%	30.13%	29.89%
Available Rooms	952,830	963,417	982,464	999,948	3,898,659
Earnings Call
The Company will host a conference call to discuss its second quarter results on Friday, August 7, 2015, at 10:00 a.m. Eastern Time (ET). To participate in the live call, investors are invited to dial 888-310-1786 (for domestic callers) or 330-863-3357 (for international callers). The participant passcode is 75900668. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com or www.earnings.com. A replay of the webcast will also be archived on the website for one week.

About the Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in top gateway markets and destination resort locations. The Company owns 29 premium quality hotels with over 10,900 rooms. The Company has strategically positioned its hotels to be operated both under leading global brands such as Hilton, Marriott, and Westin and boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; the ability to extend the income tax agreement, and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	June 30, 2015	December 31, 2014
ASSETS	(unaudited)
Property and equipment, net	$2,896,383	$2,764,393
Deferred financing costs, net	7,751	8,023
Restricted cash	60,203	74,730
Due from hotel managers	100,323	79,827
Favorable lease assets, net	24,171	34,274
Prepaid and other assets (1)	54,314	52,739
Cash and cash equivalents	84,123	144,365
Total assets	$3,227,268	$3,158,351
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage debt	$1,007,326	$1,038,330
Senior unsecured credit facility	90,000	—
Total debt	1,097,326	1,038,330

Deferred income related to key money, net	21,027	21,561
Unfavorable contract liabilities, net	75,613	76,220
Due to hotel managers	66,965	59,169
Dividends declared and unpaid	25,479	20,922
Accounts payable and accrued expenses (2)	118,786	113,162
Total other liabilities	307,870	291,034
Stockholders’ Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized; 200,735,245 and 199,964,041 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	2,007	2,000
Additional paid-in capital	2,053,938	2,045,755
Accumulated deficit	(233,873)	(218,768)
Total stockholders’ equity	1,822,072	1,828,987
Total liabilities and stockholders’ equity	$3,227,268	$3,158,351

(1) Includes $40.5 million of deferred tax assets, $9.8 million of prepaid expenses and $4.0 million of other assets as of June 30, 2015.
(2) Includes $67.5 million of deferred ground rent, $17.2 million of deferred tax liabilities, $15.9 million of accrued property taxes, $5.0 million of accrued capital expenditures and $13.2 million of other accrued liabilities as of June 30, 2015.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues:
Rooms	$181,563	$165,088	$326,199	$294,824
Food and beverage	56,073	52,182	108,406	100,793
Other	12,165	12,664	24,084	24,401
Total revenues	249,801	229,934	458,689	420,018
Operating Expenses:
Rooms	41,993	41,143	80,457	79,248
Food and beverage	35,355	34,693	70,901	69,193
Management fees	8,903	8,459	15,103	13,752
Other hotel expenses	77,546	72,393	154,052	144,869
Depreciation and amortization	25,574	25,126	49,911	50,249
Impairment losses	9,675	—	10,461	—
Hotel acquisition costs	260	—	492	—
Corporate expenses	6,331	4,690	11,741	9,878
Gain on insurance proceeds	—	(608)	—	(1,271)
Gain on litigation settlement, net	—	(10,999)	—	(10,999)
Total operating expenses	205,637	174,897	393,118	354,919
Operating profit	44,164	55,037	65,571	65,099

Interest income	(60)	(957)	(150)	(2,609)
Interest expense	12,838	14,600	26,056	29,125
Other income, net	(167)	—	(204)	—
Gain on sale of hotel property	—	(1,290)	—	(1,290)
Gain on prepayment of note receivable	—	(13,550)	—	(13,550)
Total other expenses (income), net	12,611	(1,197)	25,702	11,676
Income before income taxes	31,553	56,234	39,869	53,423
Income tax (expense) benefit	(6,731)	(4,318)	(4,405)	2,530
Net income	$24,822	$51,916	$35,464	$55,953
Earnings per share:
Basic earnings per share	$0.12	$0.27	$0.18	$0.29
Diluted earnings per share	$0.12	$0.26	$0.18	$0.29

Weighted-average number of common shares outstanding:
Basic	200,830,064	195,776,924	200,738,301	195,700,864
Diluted	201,142,747	196,246,718	201,115,115	196,217,724

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, Adjusted EBITDA, FFO and Adjusted FFO. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. EBITDA, Adjusted EBITDA, FFO and Adjusted FFO, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

EBITDA and FFO

EBITDA represents net income excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. In addition, covenants included in our indebtedness use EBITDA as a measure of financial compliance. We also use EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The Company computes FFO in accordance with standards established by NAREIT, which defines FFO as net income determined in accordance with GAAP, excluding gains or losses from sales of properties and impairment losses, plus depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company's operations without regard to specified non-cash items, such as real estate depreciation and amortization and gain or loss on sale of assets. The Company also uses FFO as one measure in assessing its results.

Adjustments to EBITDA and FFO

We adjust EBITDA and FFO when evaluating our performance because we believe that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA and Adjusted FFO, when combined with GAAP net income, EBITDA and FFO, is beneficial to an investor's complete understanding of our operating performance. We adjust EBITDA and FFO for the following items:

•	Non-Cash Ground Rent: We exclude the non-cash expense incurred from the straight line recognition of rent from our ground lease obligations and the non-cash amortization of our favorable lease assets.

•
Non-Cash Amortization of Favorable and Unfavorable Contracts: We exclude the non-cash amortization of favorable and unfavorable contract assets and liabilities recorded in conjunction with certain acquisitions. The amortization of the favorable and unfavorable contracts does not reflect the underlying operating performance of our hotels.

•
Cumulative Effect of a Change in Accounting Principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude the effect of these one-time adjustments because they do not reflect our actual performance for that period.

•
Gains or Losses from Early Extinguishment of Debt: We exclude the effect of gains or losses recorded on the early extinguishment of debt because we believe they do not accurately reflect the underlying performance of the Company.

•	Acquisition Costs: We exclude acquisition transaction costs expensed during the period because we believe they do not reflect the underlying performance of the Company.

•	Allerton Loan: We exclude the gain from the prepayment of the loan in 2014.

•
Other Non-Cash and /or Unusual Items:  From time to time we incur costs or realize gains that we do not believe reflect the underlying performance of the Company. Such items include, but are not limited to, hotel pre-opening costs, hotel manager transition costs, contract termination fees, severance costs, gains or losses from legal settlements, bargain purchase gains, and insurance proceeds.

In addition, to derive Adjusted EBITDA we exclude gains or losses on dispositions and impairment losses because we believe that including them in EBITDA does not reflect the ongoing performance of our hotels. Additionally, the gains or losses on dispositions and impairment losses represent either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

In addition, to derive Adjusted FFO we exclude any fair value adjustments to debt instruments. Specifically, we exclude the impact of the non-cash amortization of the debt premium recorded in conjunction with the acquisition of the JW Marriott Denver at Cherry Creek and any fair market value adjustments to the Company's interest rate cap agreement.

The following tables are reconciliations of our GAAP net income to EBITDA and Adjusted EBITDA (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income	$24,822	$51,916	$35,464	$55,953
Interest expense	12,838	14,600	26,056	29,125
Income tax expense (benefit)	6,731	4,318	4,405	(2,530)
Real estate related depreciation and amortization	25,574	25,126	49,911	50,249
EBITDA	69,965	95,960	115,836	132,797
Non-cash ground rent	1,479	1,596	2,987	3,292
Non-cash amortization of favorable and unfavorable contract liabilities, net	(374)	(353)	(727)	(705)
Impairment losses	9,675	—	10,461	—
Gain on insurance proceeds	—	(608)	—	(1,271)
Gain on sale of hotel property	—	(1,290)	—	(1,290)
Gain on litigation settlement (1)	—	(10,999)	—	(10,999)
Gain on prepayment of note receivable	—	(13,550)	—	(13,550)
Reversal of previously recognized Allerton income	—	(162)	—	(453)
Hotel acquisition costs	260	45	492	81
Hotel manager transition and pre-opening costs (2)	66	272	534	286
Adjusted EBITDA	$81,071	$70,911	$129,583	$108,188

(1)
Includes $14.0 million of settlement proceeds, net of a $1.2 million contingency fee paid to our legal counsel and $1.8 million of legal fees and other costs incurred over the course of the legal proceedings. The $1.8 million of legal fees and other costs were previously recorded as corporate expenses and the repayment of those costs through the settlement proceeds is recorded as a reduction of corporate expenses.

(2)	Classified as other hotel expenses on the consolidated statements of operations.

	Full Year 2015 Guidance
	Low End	High End
Net income	$85,839	$92,839
Interest expense	53,000	53,000
Income tax expense	11,400	15,400
Real estate related depreciation and amortization	100,000	99,000
EBITDA	250,239	260,239
Non-cash ground rent	5,700	5,700
Non-cash amortization of favorable and unfavorable contracts, net	(1,400)	(1,400)
Impairment losses	10,461	10,461
Hotel acquisition costs	500	500
Hotel manager transition and pre-opening costs	1,000	1,000
Adjusted EBITDA	$266,500	$276,500

The following tables are reconciliations of our GAAP net income to FFO and Adjusted FFO (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,

	2015	2014	2015	2014
Net income	$24,822	$51,916	$35,464	$55,953
Real estate related depreciation and amortization	25,574	25,126	49,911	50,249
Gain on sale of hotel property	—	(1,290)	—	(1,290)
Impairment losses	9,675	—	10,461	—
FFO	60,071	75,752	95,836	104,912
Non-cash ground rent	1,479	1,596	2,987	3,292
Non-cash amortization of favorable and unfavorable contract liabilities, net	(374)	(353)	(727)	(705)
Gain on insurance proceeds	—	(608)	—	(1,271)
Gain on litigation settlement (1)	—	(10,999)	—	(10,999)
Gain on prepayment of note receivable	—	(13,550)	—	(13,550)
Hotel acquisition costs	260	45	492	81
Hotel manager transition and pre-opening costs (2)	66	272	534	286
Reversal of previously recognized Allerton income	—	(162)	—	(453)
Fair value adjustments to debt instruments	(14)	(90)	66	(175)
Adjusted FFO	$61,488	$51,903	$99,188	$81,418
Adjusted FFO per diluted share	$0.31	$0.26	$0.49	$0.41

(1)
Includes $14.0 million of settlement proceeds, net of a $1.2 million contingency fee paid to our legal counsel and $1.8 million of legal fees and other costs incurred over the course of the legal proceedings. The $1.8 million of legal fees and other costs were previously recorded as corporate expenses and the repayment of those costs through the settlement proceeds is recorded as a reduction of corporate expenses.

(2)	Classified as other hotel expenses on the consolidated statements of operations.

	Full Year 2015 Guidance
	Low End	High End
Net income	$85,839	$92,839
Real estate related depreciation and amortization	100,000	99,000
Impairment losses	10,461	10,461
FFO	196,300	202,300
Non-cash ground rent	5,700	5,700
Non-cash amortization of favorable and unfavorable contract liabilities, net	(1,400)	(1,400)
Hotel acquisition costs	500	500
Hotel manager transition and pre-opening costs	1,000	1,000
Fair value adjustments to debt instruments	(100)	(100)
Adjusted FFO	$202,000	$208,000
Adjusted FFO per diluted share	$1.00	$1.03

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, Adjusted EBITDA, FFO and Adjusted FFO to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

Certain Definitions
In this release, when we discuss “Hotel Adjusted EBITDA,” we exclude from Hotel EBITDA the non-cash expense incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets and other contracts, and the non-cash amortization of our unfavorable contract liabilities. Hotel EBITDA represents hotel net income excluding: (1) interest expense; (2) income taxes; and (3) depreciation and amortization. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues. Net debt is calculated as total debt outstanding less unrestricted cash.

DIAMONDROCK HOSPITALITY COMPANY
HOTEL OPERATING DATA
Schedule of Property Level Results - Pro Forma (1)
(unaudited and in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	% Change	2015	2014	% Change

ADR	$220.97	$209.21	5.6%	$212.01	$201.92	5.0%
Occupancy	83.5%	83.1%	0.4%	79.8%	78.4%	1.4%
RevPAR	$184.50	$174.13	6.0%	$169.09	$158.26	6.8%

Revenues:
Rooms	$178,231	$167,756	6.2%	$324,462	$303,268	7.0%
Food and beverage	56,571	53,251	6.2%	109,725	103,215	6.3%
Other	12,375	12,289	0.7%	24,565	23,782	3.3%
Total revenues	$247,177	$233,296	5.9%	$458,752	$430,265	6.6%
Operating Expenses:
Rooms departmental expenses	$41,463	$40,666	2.0%	$79,950	$77,955	2.6%
Food and beverage departmental expenses	35,714	35,228	1.4%	71,902	69,837	3.0%
Other direct departmental	4,286	4,717	(9.1)%	8,804	9,941	(11.4)%
General and administrative	18,139	17,177	5.6%	35,607	33,349	6.8%
Utilities	6,586	6,586	—%	13,856	14,007	(1.1)%
Repairs and maintenance	8,945	9,245	(3.2)%	18,101	18,412	(1.7)%
Sales and marketing	16,844	15,393	9.4%	32,077	28,938	10.8%
Franchise fees	5,043	4,109	22.7%	9,902	7,819	26.6%
Base management fees	6,235	5,749	8.5%	11,448	10,773	6.3%
Incentive management fees	2,649	2,814	(5.9)%	3,695	3,379	9.4%
Property taxes	10,406	9,497	9.6%	21,416	19,841	7.9%
Ground rent	3,796	3,754	1.1%	7,578	7,496	1.1%
Other fixed expenses	2,750	2,834	(3.0)%	5,971	5,666	5.4%
Hotel manager transition and pre-opening costs	66	272	(75.7)%	534	286	86.7%
Total hotel operating expenses	162,922	158,041	3.1%	320,841	307,699	4.3%
Hotel EBITDA	$84,255	$75,255	12.0%	$137,911	$122,566	12.5%
Non-cash ground rent	1,479	1,580	(6.4)%	2,987	3,169	(5.7)%
Non-cash amortization of unfavorable contract liabilities	(364)	(352)	3.4%	(732)	(704)	4.0%
Hotel manager transition and pre-opening costs (2)	66	272	(75.7)%	534	286	86.7%
Hotel Adjusted EBITDA	$85,436	$76,755	11.3%	$140,700	$125,317	12.3%

(1)	Pro forma assumes the Company owned each of its 29 hotels since January 1, 2014 but excludes the Hilton Garden Inn Times Square Central, since the hotel opened for business on September 1, 2014.

(2)	Classified as other hotel expenses on the consolidated statements of operations.

Market Capitalization as of June 30, 2015
(in thousands)
Enterprise Value

Common equity capitalization (at June 30, 2015 closing price of $12.81/share)	$2,578,938
Consolidated debt	1,097,326
Cash and cash equivalents	(84,123)
Total enterprise value	$3,592,141
Share Reconciliation

Common shares outstanding	200,735
Unvested restricted stock held by management and employees	475
Share grants under deferred compensation plan held by directors	112
Combined shares outstanding	201,322

Debt Summary as of June 30, 2015
(dollars in thousands)
Property	Interest Rate	Term	Outstanding Principal	Maturity
JW Marriott Denver at Cherry Creek (1)	6.47%	Fixed	$38,055	July 2015
Orlando Airport Marriott	5.68%	Fixed	55,475	January 2016
Chicago Marriott Downtown Magnificent Mile	5.98%	Fixed	203,449	April 2016
Courtyard Manhattan / Fifth Avenue	6.48%	Fixed	48,640	June 2016
Marriott Salt Lake City Downtown	4.25%	Fixed	60,734	November 2020
Hilton Minneapolis	5.46%	Fixed	91,789	May 2021
Westin Washington D.C. City Center	3.99%	Fixed	69,711	January 2023
The Lodge at Sonoma, a Renaissance Resort & Spa	3.96%	Fixed	29,819	April 2023
Westin San Diego	3.94%	Fixed	68,286	April 2023
Courtyard Manhattan / Midtown East	4.40%	Fixed	86,000	August 2024
Renaissance Worthington	3.66%	Fixed	85,000	May 2025
Total Weighted-Average Interest Fixed Rate Debt	5.10%		$836,958

Lexington Hotel New York	LIBOR + 2.25	Variable	170,368	October 2017 (2)
Total mortgage debt			$1,007,326
Senior unsecured credit facility	LIBOR + 1.75	Variable	90,000	January 2017 (3)
Total debt			$1,097,326
Total Weighted-Average Interest Rate	4.43%

(1) The loan was repaid on July 1, 2015, at which time we entered into a new $65 million mortgage loan with a fixed rate of 4.33%. The new loan matures in 2025 and is interest-only for the first year, after which principal will amortize on a 30-year schedule.
(2) The loan may be extended for two additional one-year terms subject to the satisfaction of certain conditions and the payment of an extension fee.
(3) The credit facility may be extended for an additional year upon the payment of applicable fees and the satisfaction of certain customary conditions.

Pro Forma Operating Statistics – Second Quarter
	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	2Q 2015	2Q 2014	B/(W)	2Q 2015	2Q 2014	B/(W)	2Q 2015	2Q 2014	B/(W)	2Q 2015	2Q 2014	B/(W)
Atlanta Alpharetta Marriott	$156.63	$160.85	(2.6)%	77.9%	73.9%	4.0%	$122.04	$118.83	2.7%	34.07%	35.49%	-142 bps
Bethesda Marriott Suites	$182.77	$169.79	7.6%	77.4%	77.6%	(0.2)%	$141.45	$131.68	7.4%	36.40%	33.70%	270 bps
Boston Westin	$261.84	$244.25	7.2%	81.7%	87.1%	(5.4)%	$213.80	$212.79	0.5%	36.73%	34.51%	222 bps
Hilton Boston Downtown	$315.17	$281.25	12.1%	88.6%	94.0%	(5.4)%	$279.15	$264.32	5.6%	45.92%	42.31%	361 bps
Hilton Burlington	$163.37	$164.39	(0.6)%	84.7%	78.5%	6.2%	$138.40	$129.06	7.2%	41.88%	42.16%	-28 bps
Renaissance Charleston	$248.37	$232.47	6.8%	95.2%	95.4%	(0.2)%	$236.43	$221.86	6.6%	42.90%	41.13%	177 bps
Hilton Garden Inn Chelsea	$245.59	$245.18	0.2%	96.7%	97.3%	(0.6)%	$237.51	$238.45	(0.4)%	34.39%	45.70%	-1131 bps
Chicago Marriott	$245.52	$228.09	7.6%	85.0%	81.6%	3.4%	$208.64	$186.21	12.0%	32.91%	30.03%	288 bps
Chicago Conrad	$245.09	$248.55	(1.4)%	83.3%	88.8%	(5.5)%	$204.18	$220.61	(7.4)%	37.65%	40.14%	-249 bps
Courtyard Denver Downtown	$207.82	$192.74	7.8%	82.6%	83.5%	(0.9)%	$171.60	$161.03	6.6%	49.44%	51.23%	-179 bps
Courtyard Fifth Avenue	$289.68	$299.58	(3.3)%	91.7%	89.7%	2.0%	$265.57	$268.74	(1.2)%	30.80%	31.90%	-110 bps
Courtyard Midtown East	$285.21	$299.12	(4.7)%	94.3%	93.4%	0.9%	$268.89	$279.36	(3.7)%	38.12%	38.96%	-84 bps
Fort Lauderdale Westin	$172.43	$174.86	(1.4)%	84.7%	81.0%	3.7%	$146.01	$141.58	3.1%	29.78%	19.76%	1002 bps
Frenchman's Reef	$242.58	$218.75	10.9%	87.4%	89.4%	(2.0)%	$211.98	$195.47	8.4%	25.37%	22.24%	313 bps
JW Marriott Denver Cherry Creek	$281.04	$260.20	8.0%	81.3%	84.2%	(2.9)%	$228.51	$219.17	4.3%	36.33%	33.34%	299 bps
Inn at Key West	$210.18	$205.61	2.2%	90.6%	87.5%	3.1%	$190.42	$179.90	5.8%	50.25%	54.43%	-418 bps
Key West Sheraton Suites	$235.94	$220.66	6.9%	94.6%	88.6%	6.0%	$223.20	$195.41	14.2%	40.10%	35.47%	463 bps
Lexington Hotel New York	$265.83	$259.45	2.5%	95.3%	94.0%	1.3%	$253.42	$243.98	3.9%	37.55%	37.96%	-41 bps
Hilton Minneapolis	$157.27	$153.53	2.4%	83.9%	85.8%	(1.9)%	$131.95	$131.68	0.2%	27.98%	31.84%	-386 bps
Orlando Airport Marriott	$110.28	$101.68	8.5%	75.7%	79.7%	(4.0)%	$83.46	$81.03	3.0%	24.67%	22.16%	251 bps
Hotel Rex	$226.06	$193.88	16.6%	90.1%	89.0%	1.1%	$203.76	$172.64	18.0%	37.19%	33.83%	336 bps
Salt Lake City Marriott	$150.61	$141.95	6.1%	75.1%	70.2%	4.9%	$113.10	$99.71	13.4%	33.52%	32.34%	118 bps
Shorebreak	$227.09	$201.89	12.5%	81.5%	85.3%	(3.8)%	$185.07	$172.23	7.5%	32.74%	27.44%	530 bps
The Lodge at Sonoma	$286.72	$261.79	9.5%	84.0%	86.5%	(2.5)%	$240.84	$226.35	6.4%	34.27%	32.33%	194 bps
Hilton Garden Inn Times Square Central	$277.41	N/A	N/A	98.5%	N/A	N/A	$273.37	N/A	N/A	49.34%	N/A	N/A
Vail Marriott	$161.62	$160.65	0.6%	52.4%	48.8%	3.6%	$84.68	$78.40	8.0%	8.31%	7.61%	70 bps
Westin San Diego	$185.89	$163.55	13.7%	86.4%	87.4%	(1.0)%	$160.61	$143.02	12.3%	32.99%	32.50%	49 bps
Westin Washington D.C. City Center	$257.18	$213.86	20.3%	87.3%	83.5%	3.8%	$224.44	$178.60	25.7%	43.07%	38.29%	478 bps
Renaissance Worthington	$184.68	$176.59	4.6%	71.2%	70.0%	1.2%	$131.57	$123.63	6.4%	37.53%	34.60%	293 bps
Pro Forma Total (1)	$220.97	$209.21	5.6%	83.5%	83.1%	0.4%	$184.50	$174.13	6.0%	34.56%	32.90%	166 bps

(1) Assumes all hotels were owned as of January 1, 2014 but excludes the Hilton Garden Inn Times Square Central (282 rooms), which opened for business on September 1, 2014.

Pro Forma Operating Statistics – Year to Date
	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	YTD 2015	YTD 2014	B/(W)	YTD 2015	YTD 2014	B/(W)	YTD 2015	YTD 2014	B/(W)	YTD 2015	YTD 2014	B/(W)
Atlanta Alpharetta Marriott	$165.05	$165.84	(0.5)%	73.1%	70.5%	2.6%	$120.67	$116.93	3.2%	35.10%	35.30%	-20 bps
Bethesda Marriott Suites	$177.33	$167.91	5.6%	67.1%	66.3%	0.8%	$118.95	$111.28	6.9%	29.62%	26.97%	265 bps
Boston Westin	$234.85	$221.08	6.2%	77.3%	76.1%	1.2%	$181.44	$168.24	7.8%	29.63%	25.90%	373 bps
Hilton Boston Downtown	$270.15	$234.08	15.4%	79.1%	88.4%	(9.3)%	$213.69	$206.96	3.3%	35.42%	33.51%	191 bps
Hilton Burlington	$149.26	$144.01	3.6%	73.9%	71.4%	2.5%	$110.35	$102.78	7.4%	34.03%	34.73%	-70 bps
Renaissance Charleston	$225.84	$208.13	8.5%	91.3%	91.5%	(0.2)%	$206.24	$190.49	8.3%	37.35%	36.19%	116 bps
Hilton Garden Inn Chelsea	$205.97	$210.94	(2.4)%	92.2%	94.4%	(2.2)%	$190.00	$199.08	(4.6)%	25.14%	38.26%	-1312 bps
Chicago Marriott	$213.90	$199.04	7.5%	71.1%	69.8%	1.3%	$152.18	$139.02	9.5%	20.71%	19.81%	90 bps
Chicago Conrad	$213.82	$210.89	1.4%	73.4%	80.3%	(6.9)%	$156.92	$169.42	(7.4)%	23.67%	27.56%	-389 bps
Courtyard Denver Downtown	$198.69	$183.36	8.4%	78.8%	82.5%	(3.7)%	$156.66	$151.19	3.6%	46.40%	47.41%	-101 bps
Courtyard Fifth Avenue	$252.85	$260.95	(3.1)%	87.8%	87.2%	0.6%	$221.92	$227.66	(2.5)%	18.63%	20.70%	-207 bps
Courtyard Midtown East	$249.30	$261.88	(4.8)%	89.7%	90.0%	(0.3)%	$223.70	$235.57	(5.0)%	27.59%	30.56%	-297 bps
Fort Lauderdale Westin	$202.13	$203.68	(0.8)%	90.7%	86.1%	4.6%	$183.39	$175.29	4.6%	36.66%	28.43%	823 bps
Frenchman's Reef	$287.65	$273.65	5.1%	88.5%	90.3%	(1.8)%	$254.47	$247.18	2.9%	29.94%	29.76%	18 bps
JW Marriott Denver Cherry Creek	$270.71	$248.52	8.9%	77.8%	81.7%	(3.9)%	$210.50	$203.16	3.6%	32.20%	31.46%	74 bps
Inn at Key West	$247.13	$229.84	7.5%	92.4%	91.4%	1.0%	$228.44	$210.12	8.7%	57.33%	59.21%	-188 bps
Key West Sheraton Suites	$273.42	$257.35	6.2%	96.7%	92.6%	4.1%	$264.30	$238.34	10.9%	46.17%	42.54%	363 bps
Lexington Hotel New York	$224.30	$225.90	(0.7)%	92.2%	87.5%	4.7%	$206.81	$197.60	4.7%	24.86%	25.57%	-71 bps
Hilton Minneapolis	$141.89	$138.01	2.8%	75.3%	71.4%	3.9%	$106.78	$98.48	8.4%	19.62%	21.57%	-195 bps
Orlando Airport Marriott	$126.62	$111.88	13.2%	82.7%	85.3%	(2.6)%	$104.73	$95.39	9.8%	33.92%	29.83%	409 bps
Hotel Rex	$226.72	$188.90	20.0%	84.2%	83.7%	0.5%	$190.82	$158.09	20.7%	33.65%	29.04%	461 bps
Salt Lake City Marriott	$154.92	$144.34	7.3%	74.2%	68.7%	5.5%	$114.92	$99.21	15.8%	34.07%	31.49%	258 bps
Shorebreak	$216.55	$194.15	11.5%	80.3%	81.6%	(1.3)%	$173.95	$158.43	9.8%	26.81%	24.57%	224 bps
The Lodge at Sonoma	$253.07	$240.46	5.2%	79.4%	72.7%	6.7%	$200.87	$174.83	14.9%	25.60%	22.96%	264 bps
Hilton Garden Inn Times Square Central	$230.42	N/A	N/A	96.4%	N/A	N/A	$222.03	N/A	N/A	43.78%	N/A	N/A
Vail Marriott	$307.06	$298.18	3.0%	71.8%	67.7%	4.1%	$220.58	$201.73	9.3%	40.77%	39.42%	135 bps
Westin San Diego	$186.76	$163.72	14.1%	83.8%	84.7%	(0.9)%	$156.55	$138.75	12.8%	34.24%	31.52%	272 bps
Westin Washington D.C. City Center	$234.49	$210.80	11.2%	80.0%	69.0%	11.0%	$187.68	$145.39	29.1%	36.32%	30.16%	616 bps
Renaissance Worthington	$184.05	$178.05	3.4%	72.9%	71.0%	1.9%	$134.25	$126.44	6.2%	37.99%	35.26%	273 bps
Pro Forma Total (1)	$212.01	$201.92	5.0%	79.8%	78.4%	1.4%	$169.09	$158.26	6.8%	30.67%	29.13%	154 bps

(1) Assumes all hotels were owned as of January 1, 2014 but excludes the Hilton Garden Inn Times Square Central (282 rooms), which opened for business on September 1, 2014.

Pro Forma Hotel Adjusted EBITDA Reconciliation
	Second Quarter 2015
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$4,799	$1,254	$381	$—	$—	$1,635
Bethesda Marriott Suites	$4,656	$(213)	$367	$—	$1,541	$1,695
Boston Westin	$26,231	$7,422	$2,210	$—	$3	$9,635
Hilton Boston Downtown	$10,493	$3,624	$1,152	$—	$42	$4,818
Hilton Burlington	$4,308	$1,327	$454	$—	$23	$1,804
Renaissance Charleston	$4,026	$1,366	$393	$—	$(32)	$1,727
Hilton Garden Inn Chelsea	$3,740	$924	$362	$—	$—	$1,286
Chicago Marriott	$32,040	$5,278	$2,545	$3,119	$(397)	$10,545
Chicago Conrad	$8,039	$2,289	$738	$—	$—	$3,027
Courtyard Denver Downtown	$2,951	$1,174	$285	$—	$—	$1,459
Courtyard Fifth Avenue	$4,507	$60	$448	$828	$52	$1,388
Courtyard Midtown East	$8,041	$1,373	$684	$1,008	$—	$3,065
Fort Lauderdale Westin	$10,560	$2,016	$1,129	$—	$—	$3,145
Frenchman's Reef	$17,234	$2,390	$1,608	$374	$—	$4,372
JW Marriott Denver Cherry Creek	$6,630	$1,332	$523	$554	$—	$2,409
Inn at Key West	$2,177	$920	$174	$—	$—	$1,094
Key West Sheraton Suites	$4,566	$1,318	$513	$—	$—	$1,831
Lexington Hotel New York	$17,936	$2,080	$3,356	$1,293	$6	$6,735
Minneapolis Hilton	$14,838	$705	$2,357	$1,291	$(202)	$4,151
Orlando Airport Marriott	$6,031	$110	$577	$801	$—	$1,488
Hotel Rex	$1,952	$584	$142	$—	$—	$726
Salt Lake City Marriott	$7,208	$983	$758	$675	$—	$2,416
Shorebreak	$3,696	$703	$522	$—	$(15)	$1,210
The Lodge at Sonoma	$6,901	$1,684	$377	$304	$—	$2,365
Hilton Garden Inn Times Square Central	$7,124	$2,738	$777	$—	$—	$3,515
Vail Marriott	$4,679	$(108)	$497	$—	$—	$389
Westin San Diego	$8,520	$1,058	$1,018	$689	$46	$2,811
Westin Washington D.C. City Center	$9,971	$2,348	$1,157	$743	$47	$4,295
Renaissance Worthington	$10,447	$2,559	$585	$775	$2	$3,921
Pro Forma Total (2)	$247,177	$46,560	$25,312	$12,454	$1,116	$85,436
(1) The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of our favorable lease assets, and the non-cash amortization of our unfavorable contract liabilities.
(2) Assumes all hotels were owned as of January 1, 2014 but excludes the Hilton Garden Inn Times Square Central, which opened for business on September 1, 2014.

Pro Forma Hotel Adjusted EBITDA Reconciliation
	Second Quarter 2014
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$4,581	$1,219	$407	$—	$—	$1,626
Bethesda Marriott Suites	$4,413	$(414)	$360	$—	$1,541	$1,487
Boston Westin	$25,514	$6,611	$2,191	$—	$2	$8,804
Hilton Boston Downtown	$9,305	$2,833	$1,062	$—	$42	$3,937
Hilton Burlington	$3,961	$1,225	$422	$—	$23	$1,670
Renaissance Charleston	$4,075	$1,300	$408	$—	$(32)	$1,676
Hilton Garden Inn Chelsea	$3,766	$1,229	$492	$—	$—	$1,721
Chicago Marriott	$29,534	$2,820	$3,255	$3,192	$(397)	$8,870
Chicago Conrad	$8,188	$2,322	$965	$—	$—	$3,287
Courtyard Denver Downtown	$2,754	$1,137	$274	$—	$—	$1,411
Courtyard Fifth Avenue	$4,543	$120	$439	$838	$52	$1,449
Courtyard Midtown East	$8,318	$1,585	$685	$971	$—	$3,241
Fort Lauderdale Westin	$10,894	$1,058	$1,095	$—	$—	$2,153
Frenchman's Reef	$16,246	$1,240	$1,563	$810	$—	$3,613
JW Marriott Denver Cherry Creek	$6,032	$922	$517	$572	$—	$2,011
Inn at Key West	$1,962	$906	$162	$—	$—	$1,068
Key West Sheraton Suites	$3,913	$875	$513	$—	$—	$1,388
Lexington Hotel New York	$17,124	$1,473	$3,265	$1,732	$31	$6,501
Minneapolis Hilton	$14,833	$1,108	$2,423	$1,321	$(129)	$4,723
Orlando Airport Marriott	$5,546	$(184)	$599	$814	$—	$1,229
Hotel Rex	$1,673	$372	$194	$—	$—	$566
Salt Lake City Marriott	$6,759	$750	$745	$691	$—	$2,186
Shorebreak	$3,648	$536	$465	$—	$—	$1,001
The Lodge at Sonoma	$6,517	$1,415	$382	$310	$—	$2,107
Vail Marriott	$4,101	$(201)	$513	$—	$—	$312
Westin San Diego	$7,446	$576	$1,097	$701	$46	$2,420
Westin Washington D.C. City Center	$8,093	$1,042	$1,249	$761	$47	$3,099
Renaissance Worthington	$9,557	$1,924	$643	$738	$2	$3,307
Pro Forma Total (2)	$233,296	$35,799	$26,385	$13,451	$1,228	$76,755

(1)
The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of our favorable lease assets and the non-cash amortization of our unfavorable contract liabilities.

(2)	Assumes all hotels were owned as of January 1, 2014 but excludes the Hilton Garden Inn Times Square Central, which opened for business on September 1, 2014.

Pro Forma Hotel Adjusted EBITDA Reconciliation
	Year to Date 2015
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$9,663	$2,618	$774	$—	$—	$3,392
Bethesda Marriott Suites	$7,981	$(1,474)	$755	$—	$3,083	$2,364
Boston Westin	$46,325	$9,268	$4,456	$—	$4	$13,728
Hilton Boston Downtown	$15,753	$3,259	$2,237	$—	$84	$5,580
Hilton Burlington	$6,938	$1,410	$906	$—	$45	$2,361
Renaissance Charleston	$7,176	$1,959	$784	$—	$(63)	$2,680
Hilton Garden Inn Chelsea	$5,995	$783	$724	$—	$—	$1,507
Chicago Marriott	$48,139	$401	$4,108	$6,255	$(795)	$9,969
Chicago Conrad	$12,097	$1,257	$1,606	$—	$—	$2,863
Courtyard Denver Downtown	$5,379	$1,929	$567	$—	$—	$2,496
Courtyard Fifth Avenue	$7,500	$(1,252)	$897	$1,649	$103	$1,397
Courtyard Midtown East	$13,343	$306	$1,369	$2,006	$—	$3,681
Fort Lauderdale Westin	$25,715	$7,171	$2,256	$—	$—	$9,427
Frenchman's Reef	$38,304	$7,126	$3,178	$1,164	$—	$11,468
JW Marriott Denver Cherry Creek	$12,268	$1,786	$1,052	$1,112	$—	$3,950
Inn at Key West	$5,036	$2,541	$346	$—	$—	$2,887
Key West Sheraton Suites	$10,423	$3,786	$1,026	$—	$—	$4,812
Lexington Hotel New York	$29,259	$(2,111)	$6,685	$2,663	$37	$7,274
Minneapolis Hilton	$24,607	$(2,048)	$4,703	$2,576	$(404)	$4,827
Orlando Airport Marriott	$14,714	$2,256	$1,138	$1,597	$—	$4,991
Hotel Rex	$3,667	$950	$284	$—	$—	$1,234
Salt Lake City Marriott	$14,643	$2,148	$1,495	$1,346	$—	$4,989
Shorebreak	$6,950	$1,136	$756	$—	$(29)	$1,863
The Lodge at Sonoma	$12,354	$1,803	$753	$607	$—	$3,163
Hilton Garden Inn Times Square Central	$11,556	$3,505	$1,554	$—	$—	$5,059
Vail Marriott	$19,260	$6,871	$982	$—	$—	$7,853
Westin San Diego	$17,569	$2,518	$2,033	$1,373	$91	$6,015
Westin Washington D.C. City Center	$16,822	$2,185	$2,347	$1,483	$95	$6,110
Renaissance Worthington	$20,872	$5,266	$1,165	$1,495	$4	$7,930
Pro Forma Total (2)	$458,752	$63,848	$49,382	$25,326	$2,255	$140,700
(1) The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of our favorable lease assets, and the non-cash amortization of our unfavorable contract liabilities.
(2) Assumes all hotels were owned as of January 1, 2014 but excludes the Hilton Garden Inn Times Square Central, which opened for business on September 1, 2014.

Pro Forma Hotel Adjusted EBITDA Reconciliation
	Year to Date 2014
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$9,164	$2,425	$810	$—	$—	$3,235
Bethesda Marriott Suites	$7,564	$(1,774)	$723	$—	$3,091	$2,040
Boston Westin	$41,898	$6,460	$4,386	$—	$4	$10,850
Hilton Boston Downtown	$14,764	$2,690	$2,173	$—	$84	$4,947
Hilton Burlington	$6,374	$1,296	$873	$—	$45	$2,214
Renaissance Charleston	$7,036	$1,803	$806	$—	$(63)	$2,546
Hilton Garden Inn Chelsea	$6,302	$1,428	$983	$—	$—	$2,411
Chicago Marriott	$45,991	$(2,830)	$6,370	$6,364	$(794)	$9,110
Chicago Conrad	$12,751	$1,599	$1,915	$—	$—	$3,514
Courtyard Denver Downtown	$5,161	$1,902	$545	$—	$—	$2,447
Courtyard Fifth Avenue	$7,662	$(1,056)	$869	$1,670	$103	$1,586
Courtyard Midtown East	$13,987	$954	$1,375	$1,945	$—	$4,274
Fort Lauderdale Westin	$25,589	$5,086	$2,190	$—	$—	$7,276
Frenchman's Reef	$38,594	$6,794	$3,077	$1,615	$—	$11,486
JW Marriott Denver Cherry Creek	$11,249	$1,359	$1,031	$1,149	$—	$3,539
Inn at Key West	$4,469	$2,322	$324	$—	$—	$2,646
Key West Sheraton Suites	$9,259	$2,913	$1,026	$—	$—	$3,939
Lexington Hotel New York	$27,787	$(2,943)	$6,526	$3,460	$63	$7,106
Minneapolis Hilton	$23,474	$(1,977)	$4,663	$2,636	$(258)	$5,064
Orlando Airport Marriott	$12,507	$883	$1,226	$1,622	$—	$3,731
Hotel Rex	$3,096	$484	$415	$—	$—	$899
Salt Lake City Marriott	$13,753	$1,449	$1,505	$1,377	$—	$4,331
Shorebreak	$6,789	$738	$930	$—	$—	$1,668
The Lodge at Sonoma	$10,321	$988	$764	$618	$—	$2,370
Vail Marriott	$17,588	$5,894	$1,040	$—	$—	$6,934
Westin San Diego	$14,719	$966	$2,185	$1,398	$91	$4,640
Westin Washington D.C. City Center	$13,350	$48	$2,364	$1,519	$95	$4,026
Renaissance Worthington	$19,067	$3,959	$1,288	$1,472	$4	$6,723
Pro Forma Total (2)	$430,265	$43,860	$52,382	$26,845	$2,465	$125,317

(1)
The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of our favorable lease assets and the non-cash amortization of our unfavorable contract liabilities.

(2)	Assumes all hotels were owned as of January 1, 2014 but excludes the Hilton Garden Inn Times Square Central, which opened for business on September 1, 2014.